                                                                    EXHIBIT 4.48

                                                                       EXECUTION



                        GRANITE BROADCASTING CORPORATION

                                 THIRD AMENDMENT
                 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of April 16, 1998 and entered into by and among Granite Broadcasting Corporation, a Delaware corporation ("Company"), the Guarantors listed on the signature pages hereof (the "Guarantors"), the financial institutions listed on the signature pages hereof ("Lenders"), Bankers Trust Company, as agent for Lenders (in such capacity , "Agent"), and The Bank of New York, First Union National Bank of North Carolina, Goldman Sachs Credit Partners L.P. and Union Bank of California, N.A., as co-agents (in such capacity, "Co-Agents"), and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of September 4, 1996, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of June 6, 1997 and that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of February 17, 1998 (as so amended, the "Credit Agreement"), by and among Company, Lenders, Agent and Co-Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

     WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and pursuant to subsection 10.6 of the Credit Agreement, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

     Amendments to Section 7: Negative Covenants

     Section 7 of the Credit Agreement is hereby amended by amending and restating subsection 7.1(xi) thereof in its entirety as follows:

          "(xi) so long as at the time of incurrence thereof no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may from time to time following the Closing Date issue debt Securities subordinate in right and time of payment to the Obligations (the "Additional Subordinated Indebtedness"); provided that (a) such Additional Subordinated Indebtedness is unsecured, (b) the maturity of such Additional Subordinated Indebtedness is no earlier than December 31, 2003, (c) such Additional Subordinated Indebtedness includes representations and warranties, covenants, events of default and other provisions that are not more restrictive or burdensome to Company than any other Subordinated Indebtedness, (d) the subordination provisions of such Additional Subordinated Indebtedness are no less favorable to the Lenders than the subordination provisions of any other Subordinated Indebtedness,
     (e) the mandatory
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     redemption, retirement, sinking fund or payment provisions of such
     Additional Subordinated Indebtedness do not require redemption, repurchase or payment of any amount in any circumstances which any other Subordinated Indebtedness would not require redemption, repurchase or similar payment of any amount, (f) Company can demonstrate in form and substance satisfactory to Agent that, immediately after giving effect to such Additional Subordinated Indebtedness, Company is in compliance on a Pro Forma Basis with all covenants set forth in Section 6 and 7 of this Agreement through the Revolving Loan Commitment Termination Date, and (g) Company applies the Net Debt Proceeds of such Additional Subordinated Indebtedness to prepay the Loans and reduce the Commitments pursuant to subsection 2.4B(iii)(c) to the extent required thereby."

     SECTION 2. CONDITIONS TO EFFECTIVENESS

     This Amendment shall become effective (the "Third Amendment Effective Date") only upon receipt by Agent of counterparts hereof duly executed by Company, Guarantors and Requisite Lenders or, in the case of any Lender, telecopy or telephone confirmation from such Lender of its execution hereof.

     SECTION 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Requisite Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

          A. Authorization; Binding Obligations. Company has all requisite corporate power and authority to enter into this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by Company. This Amendment has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by equitable principles relating to enforceability.

          B. No Conflict. The execution and delivery by Company of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

          C. Governmental Consents. The execution and delivery by Company of this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except to the extent that Company is required to file this Amendment with the FCC.

          D. Incorporation of Representations. Each representation and warranty of Company contained in each of the Loan Documents is true, correct and complete in all material


                                       2
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     respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of the Third Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

          E. Absence of Default. No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

     SECTION 4. ACKNOWLEDGEMENT AND CONSENT

     Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under the Subsidiary Guaranty shall not be impaired or affected and the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

     SECTION 5. MISCELLANEOUS

     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF


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THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



           COMPANY:                       GRANITE BROADCASTING CORPORATION


                                             By: /s/ ELLEN MC CLAIN
                                                --------------------------------
                                                 Ellen McClain
                                                 Vice President




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     SUBSIDIARIES:     GRANITE RESPONSE TELEVISION, INC.
                       KBVO, INC.
                       KBVO LICENSE, INC.
                       KNTV, INC.
                       KNTV LICENSE, INC.
                       RJR COMMUNICATIONS, INC.
                       KBJR LICENSE, INC.
                       SAN JOAQUIN COMMUNICATIONS
                         CORPORATION
                       KSEE LICENSE, INC.,
                       WPTA-TV, INC.
                       WPTA-TV LICENSE, INC.
                       WTVH, INC.
                       WTVH LICENSE, INC.
                       WWMT-TV, INC.
                       WWMT-TV LICENSE, INC.
                       WKBW-TV, INC.
                       WKBW-TV LICENSE, INC.
                       QUEEN CITY BROADCASTING, INC.
                       QUEEN CITY BROADCASTING
                       OF NEW YORK, INC.
                       WXON, INC.
                       WXON LICENSE, INC.

                             By: /s/ ELLEN MC CLAIN
                                 ----------------------
                                     Ellen McClain


                             QUEEN CITY III LIMITED PARTNERSHIP
                             By: WKBW-TV, INC.,
                                 its General Partner


                                 By: /s/ ELLEN MCCLAIN
                                    ---------------------
                                     Ellen McClain



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     LENDERS:

                             BANKERS TRUST COMPANY,
                             individually and as Agent

                             By: /s/ PATRICIA HOGAN
                                 --------------------------------
                                 Name: Patricia Hogan
                                 Title: Principal

                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             as a Co-Agent and a Lender

                             By: /s/ STEPHEN B. KING
                                 --------------------------------
                                 Name:  Stephen B. King
                                 Title:  Authorized Signatory

                             FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA,
                             as a Co-Agent and a Lender

                             By: /s/ BREE LOFTIN
                                 --------------------------------
                                 Name: Bree Loftin
                                 Title: Senior Vice President



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                             THE BANK OF NEW YORK,
                             as a Co-Agent and a Lender


                             By: /s/ BRIAN C. WASHINGTON
                                 -----------------------------------
                                 Name: Brian C. Washington
                                 Title: Assistant Vice President


                             UNION BANK OF CALIFORNIA, N.A.,
                             as a Co-Agent and a Lender

                             By: /s/ KRISTINA MOUZARIS
                                 -----------------------------------
                                 Name:  Kristina Mouzaris
                                 Title:  Assistant Vice President


                             THE BANK OF TOKYO-MITSUBISHI TRUST
                             COMPANY,
                             as a Lender


                             By: /s/ GLEN B. ECKERT
                                 -----------------------------------
                                 Name:  Glenn B. Eckert
                                 Title:  Vice President


                             NATEXIS BANQUE
                             as a Lender


                             By: /s/ FRANK H. MADDEN
                                 -----------------------------------
                                 Name:  Frank H. Madden
                                 Title: Vice President

                             By: /s/ WILLIAM C. MAIER
                                 -----------------------------------
                                 Name:  William C. Maier
                                 Title:  Vice President-Group Manager



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                             THE SUMITOMO BANK, LIMITED,
                             as a Lender


                             By: /s/ J.R. BREADLEY
                                 -----------------------------------
                                 Name: J.R. Breadley
                                 Title:  Vice President New York Office

                             By: /s/ BRIAN M. SMITH
                                 -----------------------------------
                                 Name: Brian M. Smith
                                 Title: Senior Vice Presidnt & Regional Manager


                             DRESDNER BANK AG, NEW YORK AND GRAND
                             CAYMAN BRANCHES,
                             as a Lender

                             By: /s/ WILLIAM E. LAMBERT
                                 -----------------------------------
                                 Name:  William E. Lambert
                                 Title:  Assistant Vice President

                             By: /s/ JANE A. MAJESKI
                                 -----------------------------------
                                 Name:  Jane A. Majeski
                                 Title:  First Vice President


                             ABN AMRO BANK N.V., NEW YORK BRANCH,
                             as a Lender


                             By: /s/ ANN SCHWALBENBERG
                                 -----------------------------------
                                 Name:  Ann Schwalbenberg
                                 Title:  Vice President


                             By: /s/ THOMAS T. ROGERS
                                 -----------------------------------
                                 Name:  Thomas T. Rogers
                                 Title:  Vice President



                                       8
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                             HELLER FINANCIAL, INC.,
                             as a Lender

                             By: /s/ PATRICK HAYES
                                 -----------------------------------
                                 Name: Patrick Hayes
                                 Title:  Vice President


                             MICHIGAN NATIONAL BANK,
                             as a Lender


                             By: /s/ STEPHANE LUBILA
                                 -----------------------------------
                                 Name: Stephane Lubila
                                 Title: Relationship Manager


                             BANQUE PARIBAS,
                             as a Lender


                             By: /s/ WILLIAM B. SCHINK
                                 -----------------------------------
                                 Name:  William B. Schink
                                 Title: Director


                             By: /s/ ERROL R. ANTZIS
                                 -----------------------------------
                                 Name: Errol R. Antzis
                                 Title: Managing Director, Group Head


                             THE BANK OF NOVA SCOTIA,
                             as a Lender


                             By: /s/ MARGOT C. BRIGHT
                                 -----------------------------------
                                 Name: Margot C. Bright
                                 Title: Authorized Signatory


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                             BANQUE NATIONALE DE PARIS,
                             as a Lender

                             By: /s/ SERGE DESRAYAUD
                                 -----------------------------------
                                 Name: Serge Desrayaud
                                 Title: Vice President


                             By: /s/ STEPHANIE R. ROGERS
                                 -----------------------------------
                                 Name: Stephanie R. Rogers
                                 Title: Vice President


                             COMPAGNIE FINANCIERE DE CIC ET DE
                             L'UNION EUROPEENNE,
                             as a Lender


                             By: /s/ MARCUS EDWARD
                                 -----------------------------------
                                 Name: Marcus Edward
                                 Title:  Vice President


                             By: /s/ ANTHONY ROCK
                                 -----------------------------------
                                 Name: Anthony Rock
                                 Title: Vice President